Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Announces 2021 Clinical Plans and Reports Fourth Quarter and Full Year 2020 Financial Results

Advancing paltusotine into a Phase 3 program for acromegaly following an FDA meeting

Phase 1 clinical proof-of-concept data for CRN04894 and CRN04777 expected in 1H 2021 and mid-2021, respectively

Management hosting webcast and conference call today at 4:30 p.m. ET

SAN DIEGO – March 30, 2021 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, today announced its 2021 clinical plans and reported financial results for the fourth quarter and year ended December 31, 2020.

“We are entering 2021 poised to achieve several key milestones that we believe will consolidate our position as a leader in the design and development of novel small molecule drugs for endocrine diseases,” said Scott Struthers, Ph.D., Founder and Chief Executive Officer of Crinetics. “Our positive Phase 2 acromegaly data demonstrate the potential of orally administered paltusotine to replace injectable somatostatin receptor ligand (SRL) depots as the standard-of-care. With input from a recently completed FDA meeting, we have designed the paltusotine Phase 3 program to support its approval for all acromegaly patients who require pharmacotherapy, including both untreated patients and those switching from injected standard of care.”

Dr. Struthers continued, “Paltusotine’s success and progress serve as a blueprint for our new therapeutic candidates in endocrinology. We plan to follow a similar path with CRN04777 and CRN04894, both of which recently entered Phase 1 proof-of-concept trials in healthy volunteers. Much like paltusotine’s Phase 1 program, we’ve designed these trials to evaluate safety, drug-like pharmacokinetics, and corresponding pharmacodynamic effects on well-validated hormonal biomarkers for their respective indications. We look forward to reporting results from the Phase 1 trials later this year, and to the continued progression of our clinical and preclinical pipelines.”

Full Year 2020 and Recent Highlights

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Advancing paltusotine to a Phase 3 program for acromegaly following the completion of an FDA meeting. In 1Q 2021, Crinetics met with the U.S. Food and Drug Administration (FDA) to discuss its Phase 2 acromegaly data and plans for a Phase 3 program. Based on these interactions and those with other regulators, the Company plans to initiate two Phase 3 studies in 2021. The first of these studies, entitled PATHFNDR-1, is a double-blind, placebo-controlled, nine-month clinical trial evaluating the safety and efficacy of paltusotine in acromegaly patients who are biochemically controlled (IGF-1 ≤ 1.0 × upper limit of normal [ULN]) and who are on stable doses of SRL monotherapy (octreotide LAR or lanreotide depot). The second study, PATHFNDR-2, is a double-blind, placebo-controlled, twelve-week trial in acromegaly patients with elevated IGF-1 levels who are medication naïve or who are not being treated with pharmacotherapy (untreated patients). The primary endpoint for both studies will be the proportion of patients achieving biochemical control comparted to placebo. If successful, Crinetics believes these trials could support registration of paltusotine in the United States and Europe for all acromegaly patients who require pharmacotherapy, including untreated patients and those switching from standard of care. The Company expects to initiate PATHFNDR-1 in 2Q 2021 and PATHFNDR-2 in 2H 2021.

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Showcased broad clinical-stage pipeline at ENDO 2021. In March 2021, Crinetics showcased the breadth of its pipeline with presentations on its three clinical programs at the Endocrine Society’s annual ENDO 2021 congress. Posters on the company’s acromegaly program included a summary of the previously announced ACROBAT Edge Phase 2 results, as well as details of a new tablet formulation of paltusotine. Presentations related to the company’s earlier stage clinical programs included a poster with preclinical data supporting the development of CRN04777 as a treatment for congenital hyperinsulinism (congenital HI) and a live oral presentation with preclinical evidence supporting the further evaluation of CRN04894 in Cushing’s disease and congenital adrenal hyperplasia (CAH).
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Advanced ACTH antagonist CRN04894 into a Phase 1 study designed to provide clinical proof of concept. In February 2021, Crinetics initiated a Phase 1 study of CRN04894, an investigational, oral, nonpeptide adrenocorticotropic hormone (ACTH) antagonist being developed for the treatment of diseases associated with excess ACTH such as Cushing’s disease and CAH. In addition to evaluating the safety and tolerability of CRN04894 in healthy volunteers, the placebo-controlled study aims to provide clinical proof-of-concept data by measuring the effect of CRN04894 on the suppression of ACTH-stimulated adrenal secretion of cortisol and related steroids. These endocrine biomarkers are used as key endpoints in patient studies and reflect the ability of CRN04894 to block ACTH-stimulated adrenal function. This Phase 1 trial is expected to provide important information for dose selection and be predictive of efficacy in Cushing’s disease and CAH trials. Crinetics expects to report preliminary safety, pharmacokinetic, and endocrine biomarker data from the single ascending dose portion of the trial in 1H 2021.

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Advanced SST5 agonist CRN04777 into a Phase 1 study designed to provide clinical proof of concept. In February 2021, Crinetics initiated a Phase 1 study of CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist. CRN04777 is being developed as a treatment for congenital HI, a rare genetic disease in which excess insulin secretion causes life-threatening hypoglycemia (low blood glucose). In addition to evaluating the safety and tolerability of CRN04777 in healthy volunteers, the placebo-controlled study aims to provide clinical proof of concept data by measuring the ability of CRN04777 to inhibit glucose- and sulfonylurea-induced insulin secretion and observe the corresponding effects on blood glucose levels. These endocrine biomarkers are indicative of the ability of CRN04777 to prevent hypoglycemia and are expected to provide information for dose selection and be predictive of efficacy in patients with hyperinsulinism. Crinetics expects to report preliminary safety and pharmacological effect data from the single ascending dose portion of the trial in mid-2021.

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Reported positive topline results for the ACROBAT Phase 2 program of paltusotine in acromegaly patients. In October 2020, Crinetics reported positive top-line data from its Phase 2 program evaluating paltusotine for the treatment of acromegaly. Data showed that levels of insulin-like growth factor 1 (IGF-1), the accepted biomarker of disease control in acromegaly, were maintained in patients switching from standard-of-care injected SRL depots to once-daily oral paltusotine.

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Received Rare Pediatric Disease Designation for CRN04777 for the treatment of congenital HI. In September 2020, the FDA granted CRN04777 Rare Pediatric Disease (RPD) Designation for the treatment of congenital HI. Based on this designation, Crinetics may be eligible to receive a priority review voucher (PRV) following approval of CRN04777 if the marketing application submitted for the candidate satisfies certain additional conditions. If issued, a PRV may be redeemed for priority review of a subsequent marketing application for a different product candidate, or the PRV could be sold or transferred to another sponsor.

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Received Orphan Drug Designation for paltusotine for the treatment of acromegaly. In July 2020, the FDA granted paltusotine Orphan Drug Designation for the treatment of acromegaly, qualifying Crinetics for certain development incentives such as exemption from FDA prescription drug user fees, financial incentives for qualified clinical development, and seven years of market exclusivity in the U.S. upon FDA approval.

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Strengthened company leadership with appointments to clinical team and Board of Directors. Throughout 2020, Crinetics continued to reinforce its in-house expertise in endocrinology, rare disease drug development, and clinical trial management through the appointments of Drs. Alessandra Casagrande, Peter Trainer, and Hjalmar Lagast to the clinical team and the appointment of Dr. Camille L. Bedrosian to the Board of Directors.

Fourth Quarter and Full Year 2020 Financial Results

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Research and development expenses were $16.8 million and $57.0 million for the three months and full year ended December 31, 2020, respectively, compared to $12.1 million and $41.5 million for the same periods in 2019. The increases were primarily attributable to clinical development and manufacturing activities for paltusotine as well as the company’s preclinical programs.

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General and administrative expenses were $5.0 million and $18.0 million for the three months and full year ended December 31, 2020, compared to $3.4 million and $13.5 million for the same periods in 2019. The increases were primarily due to costs to operate as a public company, as well as personnel costs to support the company’s growth.

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Net loss for the three months ended December 31, 2020 was $21.6 million, compared to a net loss of $14.5 million for the same period in 2019. For the year ended December 31, 2020, the company’s net loss was $73.8 million compared to a net loss of $50.4 million for the year ended December 31, 2019.

•	Unrestricted cash, cash equivalents and investments totaled $170.9 million as of December 31, 2020, compared to $186.8 million as of September 30, 2020 and $118.4 million as of December 31, 2019.
•	As of February 26, 2021, the company had 33,028,876 common shares outstanding.

Webcast and Conference Call Information

Crinetics will hold a live webcast and conference call today, March 30, 2021 at 4:30 p.m. Eastern Time to discuss its 2021 clinical plans and 2020 financial results. To access the webcast, please visit this link to the event. To participate by phone, please dial 877-407-0789 (domestic) or 201-689-8562 (international) and refer to conference ID 13717687. Following the live event, the archived webcast will be available for 90 days.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, paltusotine (formerly CRN00808), is an investigational, oral, selective nonpeptide somatostatin receptor type 2 biased agonist for the treatment of acromegaly, an orphan disease affecting more than 26,000 people in the United States. Crinetics plans to advance paltusotine into a Phase 3 program in acromegaly and a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors. The company is also developing CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, as well as CRN04894, an investigational, oral, nonpeptide ACTH antagonist for the treatment of Cushing’s disease, congenital adrenal hyperplasia, and other diseases of excess ACTH. All of the company’s drug candidates are new chemical entities resulting from in-house drug discovery efforts and are wholly owned by the company. For more information, please visit crinetics.com.

Forward-Looking Statements

Crinetics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential for the company to be a leader in the design and development of novel small molecule drugs for endocrine diseases; the initiation of  a Phase 3 program of paltusotine in acromegaly and a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors and the expected timing thereof; the potential for such Phase 3 program to support broad approval of paltusotine for all acromegaly patients who require pharmacotherapy; the potential to generate safety, pharmacodynamic, pharmacokinetic and pharmacologic activity data from the  Phase 1 studies in healthy volunteers with CRN04894 and CRN04777 and the expected timing thereof; the potential that such data will provide important clinical proof-of-concept for Crinetics’ CRN04894 and CRN04777 programs; and the potential for Crinetics to receive PRV following approval of CRN04777. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: the FDA or other regulatory agencies may require one or more additional clinical trials of paltusotine or suggest changes to our planned Phase 3 clinical trials prior to and in support of the approval of a New Drug Application or applicable foreign regulatory approval; advancement of paltusotine into a Phase 2 trial for carcinoid syndrome is dependent on and subject to the receipt of further feedback from the FDA; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies for paltusotine, CRN04894 and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; Crinetics may use its capital resources sooner than it expects; and other risks described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Investors / Media:
Corey Davis
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
(212) 915-2577

Aline Sherwood
Scienta Communications
asherwood@scientapr.com
(312) 238-8957

CRINETICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
STATEMENTS OF OPERATIONS DATA:	2020	2019	2020	2019

Grant revenues	$-	$321	$71	$1,193
Operating expenses:
Research and development	16,830	12,143	56,998	41,506
General and administrative	4,961	3,392	18,026	13,519
Total operating expenses	21,791	15,535	75,024	55,025
Loss from operations	(21,791)	(15,214)	(74,953)	(53,832)
Total other income (expense), net	150	665	1,141	3,410

Net loss	$(21,641)	$(14,549)	$(73,812)	$(50,422)

Net loss per share - basic and diluted	$(0.66)	$(0.60)	$(2.42)	$(2.09)
Weighted-average shares - basic and diluted	32,952	24,235	30,448	24,175

BALANCE SHEET DATA:	December 31, 2020	December 31, 2019

Cash, cash equivalents and investments	$170,880	$118,392
Working capital	$167,003	$114,999
Total assets	$183,445	$130,377
Total liabilities	$14,526	$13,238
Accumulated deficit	$(167,614)	$(93,802)
Total stockholders’ equity	$168,919	$117,139